Exhibit 99.1
The Honest Company Reports Fourth Quarter and Full Year 2025 Financial Results

Achieves 2025 Full Year Financial Outlook In Line with Updated Guidance
Announces $25 Million Inaugural Share Repurchase Authorization
Provides Full Year 2026 Financial Outlook In Line with Long-Term Algorithm

LOS ANGELES, Calif. – February 25, 2026 – The Honest Company (Nasdaq: HNST), a personal care company dedicated to creating cleanly-formulated and sustainably-designed products for everyone from babies to adults, today reported fourth quarter and full year 2025 financial results for the period ended December 31, 2025.

Fourth Quarter 2025 Financial Highlights Compared to Prior Year Period:
•Revenue of $88.0 million decreased by 11.8%; Organic Revenue(1) of $71.3 million increased by 0.7%
•Gross margin of 15.7%; Adjusted Gross Margin(2) was 38.3%
•Net loss of $23.6 million; Adjusted Net Income(3) was $0.4 million
•Adjusted EBITDA(4) of $3.8 million decreased by $4.8 million

2025 Financial Highlights Compared to Prior Year:
•Revenue of $371.3 million decreased by 1.9%; Organic Revenue(1) of $294.1 million increased by 5.3%
•Gross margin of 33.3%; Adjusted Gross Margin(2) was 38.7%
•Net loss of $15.7 million; Adjusted Net Income(3) was $8.3 million
•Adjusted EBITDA(4) of $21.8 million decreased by $4.0 million
•Cash and cash equivalents of $89.6 million increased by $14.1 million

"Our fourth quarter delivered results in line with our expectations and provides clear momentum as we enter 2026," said Chief Executive Officer, Carla Vernón. "Through the disciplined execution of Powering Honest Growth, we are concentrating our resources on the higher margin categories where we have demonstrated a right to win. By bringing the ‘Honest Standard’ to everyday routines for kids to adults alike, we are expanding our reach and scaling our business model to drive shareholder value in line with our long-term algorithm."

Share Repurchase Program

On February 20, 2026, the Honest Company’s Board of Directors approved the Company’s first-ever share repurchase program for up to $25 million of its outstanding common stock.
 "Today we’re also announcing our inaugural share repurchase program. This strategic move reflects our confidence in Honest’s potential to deliver sustainable profitable growth," said Chief Financial Officer, Curtiss Bruce.  "Our share repurchase program underscores the strength of our balance sheet, our asset-lite model and our ability to enhance long-term shareholder returns while maintaining financial flexibility to support our strategic growth initiatives."

Under the program, share repurchases may be made at the Company’s discretion from time to time in open market transactions or privately negotiated transactions, or by other means, including through Rule 10b5-1 trading plans. The timing and number of shares repurchased under the new program will depend on a variety of factors, including, without limitation, stock price, trading volume, and general business and market conditions. The repurchase program does not obligate the Company to purchase any shares, has no expiration date and may be modified, suspended or terminated at any time. The Company expects to fund repurchases with a combination of existing cash and cash equivalents and cash flows from operations. As of December 31, 2025, the Company had cash and cash equivalents of $89.6 million.
___________
(1) See the reconciliation of Organic Revenue, a non-GAAP financial measure to net revenue in the table under “Use of Non-GAAP Financial Measures” below in this press release.
(2) Represents gross margin excluding the discrete costs of Powering Honest Growth. See the reconciliation of Adjusted Gross Margin, a non-GAAP financial measure, to gross margin in the table under “Use of Non-GAAP Financial Measures” below in this press release.
(3) Represents net income excluding the discrete costs of Powering Honest Growth. See the reconciliation of Adjusted Net Income, a non-GAAP financial measure, to net loss in the table under “Use of Non-GAAP Financial Measures” below in this press release.
(4) See the reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin, non-GAAP financial measures, to net income (loss) and net income (loss) margin in the table under “Use of Non-GAAP Financial Measures” below in this press release.

Fourth Quarter and Full Year Results

	For the three months ended December 31,				For the year ended December 31,
	2025	2024	Change		2025	2024	Change
(In thousands, except percentages)

Revenue	$88,037	$99,836	(11.8)%		$371,317	$378,340	(1.9)%
Organic Revenue(1)	$71,289	$70,774	0.7%		$294,145	$279,268	5.3%

Gross margin	15.7%	38.8%	(23.1)	pts	33.3%	38.2%	(4.9)	pts
Adjusted Gross Margin(4)	38.3%	38.8%	(0.5)	pts	38.7%	38.2%	0.5	pts

Net loss	$(23,570)	$(811)	$(22,759)		$(15,686)	$(6,124)	$(9,562)
Adjusted Net Income (Loss)(5)	$426	$(811)	$1,237		$8,310	$(6,124)	$14,434
Net loss margin	(26.8)%	(0.8)%	(26.0)	pts	(4.2)%	(1.6)%	(2.6)	pts

Adjusted EBITDA(6)	$3,752	$8,541	$(4,789)		$21,821	$25,858	$(4,037)
Adjusted EBITDA Margin(6)	4.3%	8.6%	(430)	bps	5.9%	6.8%	(90)	bps

Fourth Quarter Results
(All comparisons are versus the fourth quarter 2024)

Revenue decreased 11.8% to $88.0 million compared to $99.8 million, reflecting the impact of strategic exits under Powering Honest Growth and a decline in diaper revenue, partially offset by continued growth in wipes and baby personal care categories.

Organic Revenue(1) increased 0.7% to $71.3 million compared to $70.8 million driven primarily by growth in wipes and baby personal care categories, largely offset by decline in diaper and adult facial care revenue.

Tracked channel consumption(2) for the Company grew 3.4% compared to the comparative categories, which were up 2.5% in the same period.

Gross margin was 15.7% compared to 38.8%. This decline was primarily driven by a discrete inventory write-down on apparel and fixed asset impairments related to the strategic exits under Powering Honest Growth(3), and an increase in tariff costs, partially offset by favorable product mix and a decrease in fulfillment costs. Adjusted Gross Margin(4), calculated by excluding the discrete costs of Powering Honest Growth was 38.3%.

Operating expenses decreased $1.8 million to $38.0 million, reflecting an increase as a percentage of revenue of over 330 basis points. The decrease in operating expenses was driven by a decrease in selling, general & administrative expenses, partially offset by restructuring costs related to Powering Honest Growth(3). Selling, general & administrative expenses as a percentage of revenue decreased over 350 basis points mainly driven by a reduction in legal expense.

Net loss of $23.6 million compared to $0.8 million primarily related to the discrete costs of Powering Honest Growth. Adjusted Net Income(5) excluding the impact of Powering Honest Growth was $0.4 million.

Adjusted EBITDA(6) was $3.8 million compared to $8.5 million.

____________
(1) See the reconciliation of Organic Revenue, a non-GAAP financial measure to net revenue in the table under “Use of Non-GAAP Financial Measures” below in this press release.
(2) According to Circana, Inc. MULO+ tracked channel consumption data. Reflects consumption in the categories in which the Company competes. Weighted category growth represents retail consumption growth of the categories in which the Company competes, weighted by the Company’s category growth for the latest 13 and 52 weeks, respectively, ended January 4, 2026.
(3) Refer to the table below for additional information on costs incurred in connection with Powering Honest Growth for the three and twelve months ended December 31, 2025.
(4) Represents gross margin excluding the discrete costs of Powering Honest Growth. See the reconciliation of Adjusted Gross Margin, a non-GAAP financial measure, to gross margin in the table under “Use of Non-GAAP Financial Measures” below in this press release.
(5) See the reconciliation of Adjusted Net Income, a non-GAAP financial measure to net loss in the table under “Use of Non-GAAP Financial Measures” below in this press release.
(6) See the reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin, non-GAAP financial measures, to net income (loss) and net income (loss) margin, respectively, in the table under “Use of Non-GAAP Financial Measures” below in this press release.

Full Year Results
(All comparisons are versus full year 2024)

Revenue of $371.3 million decreased 1.9% and was in line with the Company’s updated revenue guidance range, primarily reflecting the impact of strategic exits under Powering Honest Growth and a decline in diaper revenue, partially offset by continued growth in wipes and baby personal care categories.

Organic Revenue(1) increased 5.3% to $294.1 million compared to $279.3 million driven primarily by growth in wipes and baby personal care categories, partially offset by decline in diaper revenue and adult facial care revenue. This represents a growth rate in line with our long-term growth algorithm, detailed below.

Tracked channel consumption(2) for the Company grew 5.0% outperforming the comparative categories, which were up 1.8% in the same period.

Gross margin was 33.3% compared to 38.2%. This decline was primarily driven by a discrete inventory write-down on apparel and fixed asset impairments related to the strategic exits under Powering Honest Growth(3), an increase in tariff costs, partially offset by favorable product mix. Adjusted Gross Margin(4), calculated by excluding the discrete costs of Powering Honest Growth was 38.7%, up 50 basis points compared to last year.

Operating expenses decreased $8.8 million or 5.8%, reflecting a decrease as a percentage of revenue of approximately 160 basis points. The decrease in operating expenses was primarily driven by a decrease in selling, general & administrative expenses, partially offset by discrete restructuring costs related to Powering Honest Growth(3) and an increase in marketing expenses. Selling, general & administrative expenses as a percentage of revenue decreased approximately 480 basis points mainly driven by a reduction in legal and stock-based compensation expense.

Net loss of $15.7 million compared to $6.1 million related to discrete costs of Powering Honest Growth. Adjusted Net Income(5) excluding the impact of Powering Honest Growth was $8.3 million.

Adjusted EBITDA(6) was $21.8 million, within the Company’s adjusted EBITDA outlook range, compared to $25.9 million.

Balance Sheet and Cash Flow

The Company ended the fourth quarter of 2025 with $89.6 million in cash and cash equivalents, an increase of $14.1 million primarily related to working capital improvements enabled by Powering Honest Growth and inventory reductions versus the prior year period. The Company had no debt outstanding as of December 31, 2025.

Net cash provided by operating activities was $15.1 million for the year ended December 31, 2025, compared to net cash provided by operating activities of $1.5 million in the prior year period.

___________

(1) See the reconciliation of Organic Revenue, a non-GAAP financial measure to net revenue in the table under “Use of Non-GAAP Financial Measures” below in this press release.
(2) According to Circana, Inc. MULO+ tracked channel consumption data. Reflects consumption in the categories in which the Company competes. Weighted category growth represents retail consumption growth of the categories in which the Company competes, weighted by the Company’s category growth for the latest 13 and 52 weeks, respectively, ended January 4, 2026.
(3) Refer to the table below for additional information on costs incurred in connection with Powering Honest Growth for the three and twelve months ended December 31, 2025.
(4) Represents gross margin excluding the discrete costs of Powering Honest Growth. See the reconciliation of Adjusted Gross Margin, a non-GAAP financial measure, to gross margin in the table under “Use of Non-GAAP Financial Measures” below in this press release.
(5) See the reconciliation of Adjusted Net Income, a non-GAAP financial measure to net loss in the table under “Use of Non-GAAP Financial Measures” below in this press release.
(6) See the reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin, non-GAAP financial measures, to net income (loss) and net income (loss) margin, respectively, in the table under “Use of Non-GAAP Financial Measures” below in this press release.

2026 Outlook

As previously disclosed, the Company’s long-term financial algorithm consists of revenue growth of 4% to 6% annually and continued Adjusted EBITDA Margin expansion. Additionally, Organic Revenue(1) excludes revenue from categories and channels exited as part of Powering Honest Growth. Due to the loss of these revenue streams, we anticipate a high-teens percentage decrease in 2026 reported revenue compared to 2025.

Revenue	$306 million to $312 million range (or -18% to -16% compared to prior year)
Organic Revenue Growth(1)	4% to 6%
Adjusted Gross Margin	Low 40%s
Adjusted EBITDA(2)	$20 million to $23 million range

Our financial outlook reflects assumptions, including current tariff levels, which are subject to change given the macroeconomic environment. Additional information on the Company’s strategic plans and long-term financial algorithm can be found in its Investor Presentation on its Investor Relations website at http://investors.honest.com.

Transformation 2.0: Powering Honest Growth

As previously disclosed, on November 5, 2025, the Company announced the launch of its Transformation 2.0: Powering Honest Growth (the “Powering Honest Growth”), which builds upon the Company's original Transformation Pillars of Brand Maximization, Margin Enhancement and Operating Discipline. Powering Honest Growth is aimed at improving simplicity, focus and profitability, which includes exiting certain lower margin, non-strategic categories and channels, including exiting Honest.com fulfillment and apparel, as well as exiting retail and online stores in Canada, optimizing the Company's cost structure by rightsizing selling, general and administrative expenses and implementing supply chain efficiencies. Refer to the table below for additional information on costs incurred for the three and twelve months ended December 31, 2025.

Webcast and Conference Call Information

A webcast and conference call to discuss fourth quarter and full year 2025 results is scheduled for today, February 25, 2026, at 1:45 p.m. Pacific time/4:45 p.m. Eastern time. Those interested in participating in the conference call by phone, please go to this link https://register-conf.media-server.com/register/BI7611aee2246e43c2b4437ce4ff1ef06a, and you will be provided with dial in details. A live webcast of the conference call will be available online at: https://investors.honest.com. A replay of the webcast will be available on the Company’s website for one year.

Forward-Looking Statements

This press release and earnings call referencing this press release contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. Such statements may address the Company’s expectations regarding revenue, profit margin or other future financial performance and liquidity, other performance measures and cost savings, strategic initiatives and future operations or operating results. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions.

___________
(1) Represents the current outlook for Revenue growth excluding (i) product revenue from our apparel line of $38.5 million in 2025; (ii) revenue from our Honest.com website as a fulfillment center of $35.3 million in 2025; and (iii) revenue from sales to Canadian retailers or channels of $3.4 million in 2025. For 2026, Organic Revenue is equivalent to total revenue as the revenue streams referenced in (i) – (iii) were exited as part of Powering Honest Growth.
(2) We do not provide guidance for the most directly comparable GAAP measure, net income (loss), and similarly cannot provide a reconciliation between our Adjusted EBITDA outlook and net income (loss) without unreasonable effort due to the unavailability of reliable estimates for certain components of net income (loss), including interest and other (income) expense, net, and the respective reconciliations. These items are not within our control and may vary greatly between periods and could significantly impact our financial results calculated in accordance with GAAP.

These forward-looking statements include, but are not limited to, statements concerning our expectations regarding future results of operations and financial condition, including our revenue, Adjusted EBITDA, Organic Revenue and Adjusted Gross Margin outlook for full year 2026 and our growth potential; the implementation of our new share repurchase program and any share repurchases thereunder; our ability to drive shareholder value in line with our long-term algorithm; our ability to continue to benefit from our Transformation Pillars of Brand Maximization, Margin Enhancement, and Operating Discipline; our ability to successfully implement, execute, and derive benefits from Powering Honest Growth program; our ability to realize financial benefits from warehouse and supply chain efficiencies, our ability to scale across our categories and grow the Honest Brand and our market share; our ability to accelerate or continue growth in the high-margin categories and to offset declines in other categories; our ability to navigate and manage the impact of evolving macroeconomic conditions and consumer demand or behaviors; our expectations on the impact of tariffs on our business; our ability to achieve or sustain profitability and continue generating positive cash flow; the strength of the Honest brand; and our tariff mitigation strategy, our pricing, marketing, new product launches, and distribution strategies, plans and objectives of management for future operations.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release and the earnings call referencing this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results.

The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in the Annual Report, on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 26, 2025, our Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2025. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or the earnings call referencing this press release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release and the earnings call referencing this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

About The Honest Company

Founded in 2012, The Honest Company (NASDAQ: HNST) is on a mission to create personal care that raises the standards of clean and brings joy to each and every moment. By combining thoughtful design with science-based innovation, the Company delivers cleanly-formulated and sustainably-designed personal care products for everyone from babies to adults – showing you don’t have to compromise between performance and peace of mind.

The Honest Standard, the Company’s rigorous set of guiding principles that shape every step of product innovation and development, reflects Honest’s ongoing dedication to safety, transparency and integrity. As a leader in Clean Conscious® products, Honest continues to set a new standard for clean formulations, bringing joy to a community that seeks authenticity, transparency and efficacy in everyday essentials. Honest products are available nationwide at major retailers, including Amazon, Target and Walmart. For more information about the Honest Standard and the Company, please visit www.honest.com.

Investor Contacts:
Chris Mandeville
cmandeville@thehonestcompany.com

Investor Inquiries:
investors@thehonestcompany.com

Media Contact:
Brenna Israel Mast
bisrael@thehonestcompany.com

The Honest Company, Inc.
Consolidated Statements of Comprehensive Loss
(Unaudited)
(in thousands, except share and per share amounts)

	For the three months ended December 31,		For the year ended December 31,
	2025	2024	2025	2024

Revenue	$88,037	$99,836	$371,317	$378,340
Cost of revenue	74,193	61,070	247,562	233,683
Gross profit	13,844	38,766	123,755	144,657
Operating expenses
Selling, general and administrative	20,438	26,766	79,510	99,044
Marketing	11,583	11,315	51,200	45,093
Restructuring	4,159	—	4,159	—
Research and development	1,833	1,714	7,347	6,851
Total operating expenses	38,013	39,795	142,216	150,988
Operating loss	(24,169)	(1,029)	(18,461)	(6,331)
Interest and other income (expense), net	609	237	2,979	282
Loss before provision for income taxes	(23,560)	(792)	(15,482)	(6,049)
Income tax provision	10	19	204	75
Net loss	$(23,570)	$(811)	$(15,686)	$(6,124)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.21)	$(0.01)	$(0.14)	$(0.06)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	112,415,538	104,883,136	111,209,322	100,245,394

Comprehensive loss	$(23,570)	$(811)	$(15,686)	$(6,124)

The Honest Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024

Assets
Current assets
Cash and cash equivalents	$89,581	$75,435
Accounts receivable, net	33,761	43,476
Inventories	72,501	85,266
Prepaid expenses and other current assets	6,590	9,741
Total current assets	202,433	213,918
Operating lease right-of-use asset	11,351	17,239
Property and equipment, net	7,477	11,394
Goodwill	2,269	2,230
Intangible assets, net	162	235
Other assets	1,715	2,377
Total assets	$225,407	$247,393
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$15,134	$22,807
Accrued expenses	35,685	35,869
Deferred revenue	—	1,213
Total current liabilities	50,819	59,889
Long term liabilities
Operating lease liabilities, net of current portion	4,919	13,197
Total liabilities	55,738	73,086
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized at December 31, 2025 and 2024, none issued or outstanding as of December 31, 2025 and 2024	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized at December 31, 2025 and 2024; 112,809,637 and 109,159,697 shares issued and outstanding as of December 31, 2025 and 2024, respectively	11	11
Additional paid-in capital	670,536	659,488
Accumulated deficit	(500,878)	(485,192)
Total stockholders’ equity	169,669	174,307
Total liabilities and stockholders’ equity	$225,407	$247,393

The Honest Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the year ended December 31,
	2025	2024
Cash flows from operating activities
Net loss	$(15,686)	$(6,124)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,901	2,843
Stock-based compensation	10,512	15,675
Fixed asset impairment	2,878	—
Amortization of operating ROU assets	6,649	6,444
Apparel inventory write-down	15,899	—
Other	6,175	746
Changes in assets and liabilities:
Accounts receivable, net	10,202	(378)
Inventories	(7,465)	(10,934)
Prepaid expenses and other assets	3,557	(1,437)
Accounts payable, accrued expenses and other long-term liabilities	(11,183)	3,809
Deferred revenue	(375)	(998)
Operating lease liabilities	(8,943)	(8,105)
Net cash provided by operating activities	15,121	1,541
Cash flows from investing activities
Purchases of property and equipment	(1,510)	(530)
Net cash used in investing activities	(1,510)	(530)
Cash flows from financing activities
Proceeds from exercise of stock options	384	41,453
Proceeds from 2021 ESPP	152	163
Payments on finance lease liabilities	(1)	(19)
Net cash provided by financing activities	535	41,597
Net increase in cash and cash equivalents	14,146	42,608
Cash and cash equivalents
Beginning of the period	75,435	32,827
End of the period	$89,581	$75,435

The Honest Company, Inc.
Use of Non-GAAP Financial Measures
(Unaudited)

We prepare and present our consolidated financial statements in accordance with GAAP. However, management believes that Organic Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Margin and Adjusted Net Income, which are non-GAAP financial measures, provide investors with additional useful information in evaluating our performance.

We calculate Organic Revenue as net revenue, adjusted to exclude revenue from exited operations in connection with Powering Honest Growth including: (1) product revenue from our apparel line; (2) revenue from our Honest.com website as a fulfillment center; and (3) revenue from sales to Canadian retailers or channels and (4) in certain periods, revenue from other acquisitions, divestitures and product or channel exits.

We calculate Adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest and other (income) expense, net; (2) income tax provision; (3) depreciation and amortization; (4) stock-based compensation expense, including payroll tax; (5) litigation and settlement fees associated with certain non-ordinary course securities litigation claims; (6) executive officer transition expenses; and (7) restructuring-related expenses in connection with the Powering Honest Growth. We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA by revenue.

We calculate Adjusted Net Income as net income (loss), adjusted to exclude restructuring-related expenses in connection with the Powering Honest Growth.

We calculate Adjusted Gross Margin as gross margin, adjusted to exclude the restructuring-related expenses that are included in cost of revenue on the consolidated statements of comprehensive loss in connection with the Powering Honest Growth.

Organic Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Margin and Adjusted Net Income are financial measures that are not required by, or presented in accordance with GAAP. We believe that Organic Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Margin and Adjusted Net Income, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Organic Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Margin and Adjusted Net Income are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

Additionally, we believe Adjusted Net Income, Adjusted Gross Margin and Organic Revenue is helpful to our investors as it adjusts for revenue sources that we exited in connection with Powering Honest Growth. We anticipate disclosing these measures until these costs/exited revenue streams are removed from the comparable prior period and when no additional costs are expected to be incurred in connection with Powering Honest Growth.

Adjusted EBITDA and Adjusted EBITDA Margin are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EBITDA Margin include that (1) they do not reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures; (3) they do not consider the impact of stock-based compensation expense; (4) they do not reflect other non-operating expenses, including interest expense; (5) they do not reflect tax payments that may represent a reduction in cash available to us; and (6) they do not include certain non-ordinary cash expenses that we do not believe are representative of our business on a steady-state basis, such as executive officer transition expenses. In addition, our use of Organic Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Margin and Adjusted Net Income may not be comparable to similarly titled measures of other companies because they may not calculate Organic Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Margin and Adjusted Net Income in the same manner, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Organic Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Margin and Adjusted Net Income alongside other financial measures, including our revenue, net income (loss) and other results stated in accordance with GAAP.

The following table presents a reconciliation of revenue, the most directly comparable financial measure stated in accordance with GAAP, to Organic Revenue, for each of the periods presented:

	For the three months ended December 31,				For the year ended December 31,
(In thousands)	2025		2024		2025		2024
Reconciliation of Revenue to Organic Revenue
Revenue	$88,037		$99,836		$371,317		$378,340
Less revenue from:		%(1)		%(1)		%(1)		%(1)
Apparel	9,801	11%	16,579	17%	38,483	10%	46,204	12%
Honest.com	6,360	7%	11,573	12%	35,338	10%	48,558	13%
Canada	587	1%	910	1%	3,351	1%	4,310	1%
Organic Revenue	$71,289	81%	$70,774	71%	$294,145	79%	$279,268	74%
__________________
(1) Represents revenue as a percentage of total revenue.

	For the three months ended,
(In thousands)	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025
Reconciliation of Revenue to Organic Revenue
Revenue	$97,250	$93,459	$92,571	$88,037
Less revenue from:
Apparel	10,505	7,780	10,397	9,801
Honest.com	10,312	9,822	8,845	6,360
Canada	1,278	734	752	587
Organic Revenue	$75,155	$75,123	$72,577	$71,289

The following table presents a reconciliation of net loss and net loss margin, the most directly comparable financial measures stated in accordance with GAAP, to adjusted EBITDA and Adjusted EBITDA Margin, for each of the periods presented:

	For the three months ended December 31,		For the year ended December 31,
(In thousands, except percentages)	2025	2024	2025	2024
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(23,570)	$(811)	$(15,686)	$(6,124)
Interest and other (income) expense, net	(609)	(237)	(2,979)	(282)
Income tax provision	10	19	204	75
Depreciation and amortization	721	711	2,901	2,843
Stock-based compensation	2,985	2,083	10,512	15,675
Securities litigation expense	90	6,681	1,292	12,440
Executive officer transition expense(1)	100	—	1,166	858
Restructuring-related costs(2)	23,996	—	23,996	—
Payroll tax expense related to stock-based compensation	29	95	415	373
Adjusted EBITDA	$3,752	$8,541	$21,821	$25,858

Revenue	$88,037	$99,836	$371,317	$378,340
Net loss margin	(26.8)%	(0.8)%	(4.2)%	(1.6)%
Adjusted EBITDA Margin	4.3%	8.6%	5.9%	6.8%
____________________

(1) For the three months and year ended December 31, 2025, this includes separation, bonus and recruiting costs related to our Chief Financial Officer transition. For the year ended December 31, 2024, this includes separation costs related to the exit of our former founder and Chief Creative Officer.
(2) Refer to the table below for additional information on the restructuring costs incurred in connection with Powering Honest Growth for the three and twelve months ended December 31, 2025.

The following table presents a reconciliation of gross margin, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted Gross Margin, for each of the periods presented:

	For the three months ended December 31,		For the year ended December 31,
(percent of revenue)	2025	2024	2025	2024
Reconciliation of Gross Margin to Adjusted Gross Margin
Gross margin	15.7%	38.8%	33.3%	38.2%
Restructuring-related costs(1)	22.6%	—%	5.4%	—%
Adjusted Gross Margin	38.3%	38.8%	38.7%	38.2%
__________
(1) Represents restructuring-related expenses that are included in cost of revenue on the consolidated statements of comprehensive loss in connection with the Powering Honest Growth. Refer to the table below for additional information on the restructuring costs incurred in connection with Powering Honest Growth for the three and twelve months ended December 31, 2025.

The following table presents a reconciliation of net loss, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted Net Income, for each of the periods presented:

	For the three months ended December 31,		For the year ended December 31,
(In thousands)	2025	2024	2025	2024
Reconciliation of Net Loss to Adjusted Net Income
Net loss	$(23,570)	$(811)	$(15,686)	$(6,124)
Restructuring-related costs(1)	23,996	—	23,996	—
Adjusted Net Income	$426	$(811)	$8,310	$(6,124)

__________
(1) Refer to the table below for additional information on the restructuring costs incurred in connection with Powering Honest Growth for the three and twelve months ended December 31, 2025.

Transformation 2.0: Powering Honest Growth
Costs associated with Powering Honest Growth for the three and twelve months ended December 31, 2025 were as follows (in thousands):

For the three and twelve months ended December 31, 2025
Cost of revenue(1)	$19,837
Restructuring costs(2)	4,159
Total	$23,996
______________
(1) Cost of revenue relates to discrete inventory write-downs of $15.9 million related to the exit of apparel, machinery and equipment write-offs of $2.5 million, apparel purchase commitments of $1.1 million and accelerated depreciation of $0.4 million for the three and twelve months ended December 31, 2025.
(2) Restructuring costs include contract and external obligation costs of $2.5 million, employee and personnel-related costs of $0.9 million and asset and other restructuring-related costs of $0.8 million for the three and twelve months ended December 31, 2025.

In future periods, we may incur other charges or cash expenditures not currently contemplated that may occur as a result of or in connection with Powering Honest Growth.